News Release

Artio Global Investors Inc.

Artio Global Investors Inc. Announces January Month-End Assets Under Management

New York – (BUSINESS WIRE) – February 12, 2013 – Artio Global Investors Inc. (NYSE: ART) today reported preliminary month-end assets under management of $14.0 billion as of January 31, 2013, compared to $14.3 billion as of December 31, 2012.

About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global”), a registered investment adviser that actively invests in global fixed income and equity markets primarily for institutional and intermediary clients.

Headquartered in New York City, Artio Global offers a select group of investment strategies including High Grade Fixed Income, High Yield, International Equity and Global Equity. Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

For more information, please visit www.artioglobal.com.

Investors:	Media:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 212 754 5423
ir@artioglobal.com